Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 12 February 2025, with respect to the consolidated financial statements of Barclays Bank PLC and its subsidiaries, included in the annual report on Form 20-F of Barclays Bank PLC for the year ended 31 December 2024, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

KPMG LLP

London,

United Kingdom

15 May 2025